Exhibit 99.1

FedEx Corp. Reports Second Quarter Results

Fiscal 2023 Cost Reduction Initiatives Accelerated

Fiscal 2023 Capital Spending Forecast Reduced by $400 Million

MEMPHIS, Tenn., December 20, 2022 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the second quarter ended November 30 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2023		Fiscal 2022
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$22.8 billion	$22.8 billion	$23.5 billion	$23.5 billion
Operating income	$1.18 billion	$1.21 billion	$1.60 billion	$1.68 billion
Operating margin	5.2%	5.3%	6.8%	7.1%
Net income	$788 million	$815 million	$1.04 billion	$1.30 billion
Diluted EPS	$3.07	$3.18	$3.88	$4.83

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2023	Fiscal 2022
Business optimization costs	$0.11	$ —
Business realignment costs	—	0.13
Mark-to-market (MTM) retirement plans accounting adjustments	—	0.73
TNT Express integration expenses	—	0.10

“The FedEx team moved with urgency to make rapid progress on our ongoing transformation while navigating a weaker demand environment,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. “Our earnings exceeded our expectations in the second quarter driven by the execution and acceleration of our aggressive cost reduction plans. At the same time, we continue to focus on delivering excellent service for our customers.”

Second quarter results were constrained by continued demand weakness, particularly at FedEx Express.

FedEx Express operating income declined 64% year-over-year due to lower global volumes, partially offset by an 8% package yield increase. FedEx Express implemented previously planned and incremental cost reduction actions during the quarter to mitigate the impact of volume declines, including structural air network changes and the temporary parking of aircraft.

FedEx Ground operating income increased 24% year-over-year, due primarily to a 13% yield increase and cost reduction actions. These factors were partially offset by increased purchased transportation rates, lower package volume, and higher other operating expenses.

FedEx Freight operating income increased 32% year-over-year, driven by an 18% yield increase. This was partially offset by higher salaries and employee benefits and decreased shipments.

Second quarter fiscal 2022 net income included a pre-tax, noncash MTM net loss of $260 million ($195 million, net of tax, or $0.73 per diluted share) related to the termination of a TNT Express European pension plan and a curtailment charge related to the U.S. FedEx Freight pension plan.

The previously announced accelerated share repurchase program (ASR) was initiated during the quarter, and 7.9 million shares were delivered under the ASR agreement. The remaining ASR shares are expected to be delivered during December. The decrease in outstanding shares benefited second quarter results by
$0.06 per diluted share. Cash on-hand as of November 30, 2022 was $4.6 billion.

Fiscal 2023 Cost Reduction Initiatives

FedEx is prioritizing actions to quickly reduce costs in order to align fiscal 2023 costs with weaker-than-expected volume. The company has identified an incremental $1 billion in cost savings beyond its September forecast, and now expects to generate total fiscal 2023 cost savings of approximately $3.7 billion relative to its initial fiscal 2023 business plan.

DRIVE: Global Transformation Program

FedEx is advancing its global transformation through DRIVE, a comprehensive program to improve the company’s long-term profitability and achieve its financial targets. Through DRIVE, the company expects to achieve more than $4 billion in annualized structural cost reductions by fiscal 2025. FedEx plans to host a DRIVE update call during the first half of calendar 2023 to provide additional details on the company’s ongoing transformation.

Outlook

FedEx is unable to forecast the fiscal 2023 mark-to-market (MTM)
retirement plans accounting adjustments. As a result, FedEx is unable to provide a fiscal 2023 earnings per share or effective tax rate (ETR) outlook on a GAAP basis and is relying on the exemption provided by Item 10(e)(1)(i)(B) of Regulation S-K. It is reasonably possible that the fiscal 2023 MTM retirement plans accounting adjustments could have a material effect on fiscal 2023 consolidated financial results and ETR.

FedEx expects for the fiscal year:

•
Earnings per diluted share of $12.50 to $13.50 before the MTM retirement plans accounting adjustments;
•
Earnings per diluted share of $13.00 to $14.00 before the MTM retirement plans accounting adjustments and excluding estimated costs related to business optimization initiatives and business realignment activities;
•
ETR of 25% to 26% prior to the MTM retirement plans accounting adjustments; and
•
Capital spending of $5.9 billion, down from the prior forecast of $6.3 billion.

These forecasts assume the company’s current economic forecast and fuel price expectations, no additional COVID-19-related business restrictions, and no additional adverse geopolitical developments. FedEx’s earnings per share forecast is based on current law and related regulations and guidance.

“Our teams have an unwavering focus on rapidly implementing cost savings to improve profitability,” said Michael C. Lenz, FedEx Corp. executive vice president and chief financial officer. “As we look to the second half of our fiscal year, we are accelerating our progress on cost actions, helping to offset continued global volume softness.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $94 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally under the respected FedEx brand. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 550,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials,

as well as a webcast of the earnings release conference call to be held at 5:30 p.m.
EST on December 20, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements regarding expected cost savings, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics, and achieve the anticipated benefits and associated cost savings of such strategies and actions, including our fiscal 2023 cost reduction initiatives and the global transformation program in support of our fiscal 2025 financial performance goals; our ability to achieve our fiscal 2025 financial performance goals; damage to our reputation or loss of brand equity; changes in the business or financial soundness of the U.S. Postal Service, including strategic changes to its operations to reduce its reliance on the air network of FedEx Express; our ability to meet our labor and purchased transportation needs while controlling related costs; a significant data breach or other disruption to our technology infrastructure; the continuing effect of the COVID-19 pandemic; anti-trade measures and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, including as a result of the current conflict between Russia and Ukraine; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflict between Russia and Ukraine and other geopolitical and regulatory developments; our ability to match capacity to shifting volume levels; the effect of intense competition; an increase in self-insurance accruals and expenses; failure to receive or collect expected insurance coverage; our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; the future rate of e-commerce growth and our ability to successfully expand our e-commerce services portfolio; the timeline for recovery of passenger airline cargo capacity; evolving or new U.S. domestic or international laws and government regulations, policies, and actions; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; any liability resulting from and the costs of defending against litigation; our ability to achieve our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact: Jenny Robertson 901-434-8100

Investor Contact: Mickey Foster 901-818-7468

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Second Quarter Fiscal 2023 and Fiscal 2022 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted second quarter fiscal 2023 and 2022 consolidated operating income and diluted earnings per share and adjusted second quarter fiscal 2023 and 2022 FedEx Express segment operating income. These financial measures have been adjusted to exclude the effect of the following items (as applicable):

•
Business optimization costs incurred in fiscal 2023;
•
Business realignment costs incurred in fiscal 2022;
•
Mark-to-market (MTM) retirement plans accounting adjustments in fiscal 2022; and
•
TNT Express integration expenses incurred in fiscal 2022.

In the first quarter of fiscal 2023, FedEx announced DRIVE, a comprehensive program to improve the company’s long-term profitability. This program includes a business optimization plan to drive efficiency among our transportation segments and lower our overhead and support costs. We incurred costs associated with our business optimization initiatives, including idling our operations in Russia, in the second quarter of fiscal 2023. These costs are primarily related to consulting services. Additionally, we incurred costs associated with our business realignment activities in connection with the FedEx Express workforce reduction plan in Europe in the second quarter of fiscal 2022. These costs are related to certain employee severance arrangements. Costs related to business optimization initiatives, costs related to business realignment activities, and the MTM retirement plans accounting adjustments are excluded from our second quarter fiscal 2023 and 2022 consolidated and FedEx Express segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and/or to assist investors with assessing trends in our underlying businesses.

We incurred significant expenses through fiscal 2022 in connection with our integration of TNT Express. We have adjusted our second quarter fiscal 2022 consolidated and FedEx Express segment financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses were predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees and other operating expenses. Internal salaries and employee benefits are included only to the extent the individuals were assigned full-time to integration activities. The integration expenses do not include costs associated with our business realignment activities.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2023 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2023 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes fiscal 2023 MTM retirement plans accounting adjustments, estimated costs related to business optimization initiatives in fiscal 2023, and estimated fiscal 2023 business realignment costs. Our fiscal 2023 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the effect of fiscal 2023 MTM retirement plans accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. These items are excluded from our fiscal 2023 EPS and ETR forecasts, as applicable, for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the MTM retirement plans accounting adjustments, as they are significantly affected by changes in interest rates and the financial markets so such adjustments are not included in our fiscal 2023 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2023 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2023 MTM retirement plans accounting adjustments could have a material effect on our fiscal 2023 consolidated financial results and ETR.

The table included below titled “Fiscal 2023 Earnings Per Share Forecast” outlines the effects of the items that are excluded from our fiscal 2023 EPS forecast, other than the MTM retirement plans accounting adjustments.

Second Quarter Fiscal 2023

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin[1]	Taxes[2]	Income[3]	Per Share
GAAP measure	$1,176	5.2%	$271	$788	$3.07
Business optimization costs[4]	36	0.2%	9	27	0.11
Non-GAAP measure	$1,212	5.3%	$280	$815	$3.18

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$341	3.1%
Business optimization costs	11	0.1%
Non-GAAP measure	$352	3.2%

Second Quarter Fiscal 2022

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[2]	Income[3]	Per Share[1]
GAAP measure	$1,597	6.8%	$336	$1,044	$3.88
MTM retirement plans accounting adjustments[5]	—	—	65	195	0.73
Business realignment costs[6]	44	0.2%	10	34	0.13
TNT Express integration expenses[4]	34	0.1%	8	26	0.10
Non-GAAP measure	$1,675	7.1%	$419	$1,299	$4.83

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$949	8.2%
Business realignment costs	44	0.4%
TNT Express integration expenses	27	0.2%
Non-GAAP measure	$1,020	8.8%

Fiscal 2023 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share (non-GAAP)[7]		$12.50 to $13.50

Business optimization costs	$150
Income tax effect[2]	(35)
Net of tax effect	$115	0.45

Business realignment costs	$16
Income tax effect[2]	(4)
Net of tax effect	$12	0.05

Earnings per diluted share with adjustments (non-GAAP)[7]		$13.00 to $14.00

Notes:

1 – Does not sum to total due to rounding.

2 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

3 – Effect of “total other (expense) income” on net income amount not shown.

4 – These expenses were recognized at FedEx Corporate and FedEx Express.

5 – The MTM retirement plans accounting adjustments for the second quarter of fiscal 2022 reflect a noncash loss associated with the termination of a TNT Express European pension plan and a curtailment charge related to the U.S. FedEx Freight pension plan.

6 – These expenses were recognized at FedEx Express.

7 – The MTM retirement plans accounting adjustments, which are impracticable to calculate at this time, are excluded.

# # #

FEDEX CORP. FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2023

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2022	2021	Percent Change	2022	2021	Percent Change
Revenue:
FedEx Express segment	$10,864	$11,605	(6)	$21,991	$22,571	(3)
FedEx Ground segment	8,393	8,264	2	16,553	15,941	4
FedEx Freight segment	2,454	2,272	8	5,177	4,523	14
FedEx Services segment	68	77	(12)	138	112	23
Other and eliminations[1]	1,035	1,256	(18)	2,197	2,330	(6)
Total Revenue	22,814	23,474	(3)	46,056	45,477	1
Operating Expenses:
Salaries and employee benefits	7,792	8,135	(4)	15,651	15,911	(2)
Purchased transportation	5,665	6,241	(9)	11,432	11,900	(4)
Rentals	1,195	1,177	2	2,354	2,310	2
Depreciation and amortization	1,046	995	5	2,070	1,966	5
Fuel	1,593	1,145	39	3,415	2,154	59
Maintenance and repairs	882	839	5	1,786	1,708	5
Business realignment and optimization costs	36	44	(18)	74	111	(33)
Other	3,429	3,301	4	6,907	6,422	8
Total Operating Expenses	21,638	21,877	(1)	43,689	42,482	3
Operating Income:
FedEx Express segment	341	949	(64)	515	1,516	(66)
FedEx Ground segment	598	481	24	1,292	1,152	12
FedEx Freight segment	440	334	32	1,091	724	51
Corporate, other, and eliminations[1]	(203)	(167)	22	(531)	(397)	34
Total Operating Income	1,176	1,597	(26)	2,367	2,995	(21)
Other (Expense) Income:
Interest, net	(127)	(155)	(18)	(269)	(315)	(15)
Other retirement plans, net	101	(47)	(315)	202	169	20
Other, net	(91)	(15)	507	(87)	(12)	625
Total Other (Expense) Income	(117)	(217)	(46)	(154)	(158)	(3)
Income Before Income Taxes	1,059	1,380	(23)	2,213	2,837	(22)
Provision for Income Taxes	271	336	(19)	550	681	(19)
Net Income	$788	$1,044	(25)	$1,663	$2,156	(23)
Diluted Earnings Per Share	$3.07	$3.88	(21)	$6.41	$7.97	(20)
Weighted Average Common and
Common Equivalent Shares	256	268	(4)	259	270	(4)
Capital Expenditures	$1,858	$1,573	18	$3,142	$3,143	—

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Second Quarter Fiscal 2023

(In millions)

	November 30, 2022
	(Unaudited)	May 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$4,646	$6,897
Receivables, less allowances	11,644	11,863
Spare parts, supplies, and fuel, less allowances	655	637
Prepaid expenses and other	1,272	968
Total current assets	18,217	20,365
Property and Equipment, at Cost	78,532	75,275
Less accumulated depreciation and amortization	38,811	37,184
Net property and equipment	39,721	38,091
Other Long-Term Assets
Operating lease right-of-use assets, net	17,373	16,613
Goodwill	6,377	6,544
Other assets	3,903	4,381
Total other long-term assets	27,653	27,538
	$85,591	$85,994
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$172	$82
Accrued salaries and employee benefits	2,420	2,531
Accounts payable	3,989	4,030
Operating lease liabilities	2,498	2,443
Accrued expenses	4,960	5,188
Total current liabilities	14,039	14,274
Long-Term Debt, Less Current Portion	20,076	20,182
Other Long-Term Liabilities
Deferred income taxes	4,188	4,093
Pension, postretirement healthcare, and other benefit obligations	4,115	4,448
Self-insurance accruals	3,106	2,889
Operating lease liabilities	15,290	14,487
Other liabilities	662	682
Total other long-term liabilities	27,361	26,599
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,487	3,712
Retained earnings	33,557	32,782
Accumulated other comprehensive loss	(1,385)	(1,103)
Treasury stock, at cost	(11,576)	(10,484)
Total common stockholders' investment	24,115	24,939
	$85,591	$85,994

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Second Quarter Fiscal 2023

(In millions)

(Unaudited)

	Six Months Ended November 30,
	2022	2021
Operating Activities:
Net income	$1,663	$2,156
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	2,070	1,966
Other, net	2,082	2,351
Changes in operating assets and liabilities, net	(2,690)	(2,391)
Net cash provided by operating activities	3,125	4,082
Investing Activities:
Capital expenditures	(3,142)	(3,143)
Purchase of investments	(78)	—
Proceeds from asset dispositions and other	20	31
Net cash used in investing activities	(3,200)	(3,112)
Financing Activities:
Principal payments on debt	(32)	(72)
Proceeds from stock issuances	89	111
Dividends paid	(598)	(400)
Purchase of treasury stock	(1,500)	(748)
Other, net	1	—
Cash used in financing activities	(2,040)	(1,109)
Effect of exchange rate changes on cash	(136)	(115)
Net decrease in cash and cash equivalents	(2,251)	(254)
Cash and cash equivalents at beginning of period	6,897	7,087
Cash and cash equivalents at end of period	$4,646	$6,833

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2023

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2022	2021	Percent Change	2022	2021	Percent Change
Revenue:
Package Revenue:
U.S. Overnight Box	$2,237	$2,249	(1)	$4,553	$4,419	3
U.S. Overnight Envelope	474	474	—	999	956	4
Total U.S. Overnight	2,711	2,723	—	5,552	5,375	3
U.S. Deferred	1,253	1,307	(4)	2,540	2,538	—
Total U.S. Package Revenue	3,964	4,030	(2)	8,092	7,913	2
International Priority	2,823	3,107	(9)	5,720	5,946	(4)
International Economy	711	706	1	1,418	1,375	3
Total International Export Package	3,534	3,813	(7)	7,138	7,321	(2)
International Domestic[1]	1,036	1,147	(10)	2,010	2,261	(11)
Total Package Revenue	8,534	8,990	(5)	17,240	17,495	(1)
Freight Revenue:
U.S.	784	775	1	1,580	1,550	2
International Priority	811	994	(18)	1,699	1,867	(9)
International Economy	388	438	(11)	765	852	(10)
International Airfreight	39	47	(17)	80	94	(15)
Total Freight Revenue	2,022	2,254	(10)	4,124	4,363	(5)
Other Revenue	308	361	(15)	627	713	(12)
Total Express Revenue	10,864	11,605	(6)	21,991	22,571	(3)
Operating Expenses:
Salaries and employee benefits	3,938	4,141	(5)	7,988	8,225	(3)
Purchased transportation	1,432	1,623	(12)	2,910	3,174	(8)
Rentals and landing fees	586	649	(10)	1,163	1,284	(9)
Depreciation and amortization	520	510	2	1,033	1,002	3
Fuel	1,372	989	39	2,956	1,857	59
Maintenance and repairs	534	525	2	1,096	1,098	—
Business realignment and optimization costs	11	44	(75)	25	111	(77)
Intercompany charges	477	497	(4)	961	1,005	(4)
Other	1,653	1,678	(1)	3,344	3,299	1
Total Operating Expenses	10,523	10,656	(1)	21,476	21,055	2
Operating Income	$341	$949	(64)	$515	$1,516	(66)
Operating Margin	3.1%	8.2%	(5.1 pts)	2.3%	6.7%	(4.4 pts)

1 – International Domestic revenue relates to international intra-country operations.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Second Quarter Fiscal 2023

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2022	2021	Percent Change	2022	2021	Percent Change
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,283	1,477	(13)	1,284	1,444	(11)
U.S. Overnight Envelope	458	517	(11)	471	516	(9)
Total U.S. Overnight Package	1,741	1,994	(13)	1,755	1,960	(10)
U.S. Deferred	1,042	1,285	(19)	1,057	1,268	(17)
Total U.S. Domestic Package	2,783	3,279	(15)	2,812	3,228	(13)
International Priority	736	834	(12)	718	802	(10)
International Economy	285	289	(1)	272	276	(1)
Total International Export Package	1,021	1,123	(9)	990	1,078	(8)
International Domestic[1]	1,950	2,141	(9)	1,826	2,071	(12)
Total Average Daily Packages	5,754	6,543	(12)	5,628	6,377	(12)
Yield (Revenue Per Package):
U.S. Overnight Box	$27.69	$24.18	15	$27.71	$23.91	16
U.S. Overnight Envelope	16.44	14.55	13	16.55	14.49	14
U.S. Overnight Composite	24.73	21.68	14	24.71	21.43	15
U.S. Deferred	19.06	16.14	18	18.77	15.64	20
U.S. Domestic Composite	22.61	19.51	16	22.48	19.15	17
International Priority	60.87	59.15	3	62.28	57.92	8
International Economy	39.58	38.85	2	40.66	38.97	4
Total International Export Composite	54.93	53.93	2	56.33	53.08	6
International Domestic[1]	8.43	8.50	(1)	8.60	8.53	1
Composite Package Yield	$23.54	$21.81	8	$23.93	$21.43	12
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	7,503	8,666	(13)	7,406	8,348	(11)
International Priority	5,757	6,969	(17)	5,902	6,778	(13)
International Economy	11,668	13,062	(11)	10,928	12,362	(12)
International Airfreight	948	1,241	(24)	952	1,234	(23)
Total Avg Daily Freight Pounds	25,876	29,938	(14)	25,188	28,722	(12)
Revenue Per Freight Pound:
U.S.	$1.66	$1.42	17	$1.67	$1.45	15
International Priority	2.24	2.26	(1)	2.25	2.15	5
International Economy	0.53	0.53	—	0.55	0.54	2
International Airfreight	0.65	0.59	10	0.66	0.59	12
Composite Freight Yield	$1.24	$1.20	3	$1.28	$1.19	8
Operating Weekdays	63	63	—	128	128	—

1 – International Domestic statistics relate to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2023

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2022	2021	Percent Change	2022	2021	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$8,393	$8,264	2	$16,553	$15,941	4
Operating Expenses:
Salaries and employee benefits	1,727	1,855	(7)	3,364	3,468	(3)
Purchased transportation	3,828	3,915	(2)	7,541	7,418	2
Rentals	414	348	19	804	666	21
Depreciation and amortization	249	223	12	495	449	10
Fuel	10	7	43	19	13	46
Maintenance and repairs	162	149	9	317	285	11
Intercompany charges	493	480	3	983	971	1
Other	912	806	13	1,738	1,519	14
Total Operating Expenses	7,795	7,783	—	15,261	14,789	3
Operating Income	$598	$481	24	$1,292	$1,152	12
Operating Margin	7.1%	5.8%	1.3 pts	7.8%	7.2%	0.6 pts

OPERATING STATISTICS
Ground Commercial Operating Weekdays	63	63	—	128	129	(1)
Home Delivery and Economy Operating Days	89	89	—	180	180	—
Average Daily Package Volume (000s)[1]:
Ground Commercial	4,523	4,774	(5)	4,445	4,595	(3)
Home Delivery	4,084	4,328	(6)	3,997	4,035	(1)
Economy	828	1,278	(35)	778	1,220	(36)
Total Average Daily Package Volume	9,435	10,380	(9)	9,220	9,850	(6)
Yield (Revenue Per Package)	$11.55	$10.26	13	$11.52	$10.27	12

1 – FedEx Ground Commercial average daily package volume is calculated on a 5-day-per-week basis, while Home Delivery and Economy average daily package volumes are calculated on a 7-day-per-week basis.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2023

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2022	2021	Percent Change	2022	2021	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$2,454	$2,272	8	$5,177	$4,523	14
Operating Expenses:
Salaries and employee benefits	1,039	1,029	1	2,098	2,017	4
Purchased transportation	187	244	(23)	408	483	(16)
Rentals	66	62	6	131	121	8
Depreciation and amortization	103	105	(2)	209	204	2
Fuel	211	147	44	439	282	56
Maintenance and repairs	88	67	31	168	130	29
Intercompany charges	130	132	(2)	262	258	2
Other	190	152	25	371	304	22
Total Operating Expenses	2,014	1,938	4	4,086	3,799	8
Operating Income	$440	$334	32	$1,091	$724	51
Operating Margin	17.9%	14.7%	3.2 pts	21.1%	16.0%	5.1 pts

OPERATING STATISTICS
Operating Weekdays	62	62	—	127	127	—
Average Daily Shipments (000s):
Priority	73.3	81.4	(10)	74.8	80.9	(8)
Economy	31.0	33.1	(6)	31.6	33.3	(5)
Total Average Daily Shipments	104.3	114.5	(9)	106.4	114.2	(7)
Weight Per Shipment (lbs):
Priority	1,029	1,088	(5)	1,042	1,086	(4)
Economy	940	940	—	939	939	—
Composite Weight Per Shipment	1,002	1,045	(4)	1,011	1,043	(3)
Revenue/Shipment:
Priority	$361.57	$305.87	18	$365.76	$298.27	23
Economy	415.35	350.85	18	419.64	341.66	23
Composite Revenue/Shipment	$377.53	$318.87	18	$381.74	$310.93	23
Revenue/CWT:
Priority	$35.14	$28.11	25	$35.10	$27.46	28
Economy	44.21	37.33	18	44.70	36.39	23
Composite Revenue/CWT	$37.66	$30.51	23	$37.74	$29.80	27